UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 5, 2006

Croff Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

000-16731	87-0233535
(Commission File Number)	(IRS Employer Identification No.)

3773 Cherry Creek Drive North, Suite 1025 Denver, CO	80209
(Address of Principal Executive Offices)	(Zip Code)

(303) 383-1555

(Registrant’s Telephone Number, Including Area Code)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Croff Enterprises, Inc. OTCBB: "COFF" announced today that it has received the resignation of Dilworth A. Nebeker, a Director, and Chairman of its audit committee. Croff accepted the resignation at its regularly scheduled Board meeting on December 5, 2006. Mr. Nebeker stated that he was resigning so that he may possibly prepare and propose a transaction with Croff. The company does not intend to immediately fill this vacancy.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROFF ENTERPRISES, INC.
(Registrant)

Date: December 6, 2006	/s/ Gerald L. Jensen
Gerald L. Jensen
President Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

K-1	Letter of Resignation of Dan Nebeker

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